Exhibit 99.1

Global AI Inc. (OTC: GLAI) announces the acquisition of Tectu Biz Ltd

NEW YORK, NY, January 7, 2025 – Global AI Inc. (OTC: GLAI) announces the acquisition of Tectu Biz Ltd., an Israeli company specializing in artificial intelligence (AI) and machine learning. This acquisition strengthens Global AI’s position in the AI sector and supports the company’s growth and innovation goals.

About Tectu Biz Ltd.

Tectu develops AI and machine learning solutions to drive digital transformation. The company partners with organizations to streamline operations, address challenges, and create new opportunities.

Tectu’s Core Offerings:

1.	AI governance platforms – Technology solutions enable organizations to manage the legal, ethical, and operational performance of their AI systems

2.	Technology Solutions – Tectu designs and delivers AI-driven automation, predictive analytics, and advanced IT tools to help businesses stay competitive.

3.	Digital Transformation – Tectu integrates AI into digital tools to enhance customer experiences, improve operations, and create new revenue streams. The company works across industries and provides tailored AI strategies.

4.	System Modernization and Product Discovery – Tectu updates enterprise systems to meet current technological standards. The company conducts product discovery to identify operational inefficiencies and recommends AI solutions to improve processes.

5.	Data Platforms – Tectu builds data platforms that support AI and machine learning, improving data analysis and operational performance.

6.	Innovation and Research – Tectu advances AI and machine learning through research and development through client collaborations to develop and test AI-driven technology solutions.

Strategic Benefits:

●	Strengthen Innovation – Tectu’s expertise expands Global AI’s product offerings.

●	Build a Technology Platform – The acquisition lays the foundation for future AI acquisitions and partnerships.

●	Improve Efficiency – The companies will share services and best practices to streamline operations.

●	Expand Market Presence – The acquisition increases access to North American and European markets.

●	Invest in AI Development – The combined company will increase research into generative AI and machine learning.

Leadership Comments

Darko Horvat, Founder of Global AI Inc., stated:

“We welcome Tectu to our organization. Tectu’s AI and machine learning expertise complements our goals and enhances our ability to serve clients and pursue growth.”

Ari Margalit, Co-Founder and CEO of Tectu, said:

“We are proud of our Tectu team and the company we have built. Joining Global AI represents an exciting new chapter and a decisive step toward expanding our global impact. It reflects our deep confidence in their vision and the future we can create together.”

Future Outlook

This acquisition aligns with Global AI’s long-term growth strategy. The company remains focused on expanding its market position and developing AI solutions that drive industry progress.

Forward-Looking Statements

This press release contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our ability to successfully develop and implement AI solutions, achieve anticipated synergies, and maintain market competitiveness; our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in our most annual report on Form 10-K that we have filed with the U.S. Securities and Exchange Commission. Forward-looking statements are only predictions. The forward-looking events discussed in this document and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this document and other statements made from time to time by us or our representatives might not occur. Past performance is not indicative of future results.

Contact Information

Michael Ingwer

Email: Michael.ingwer@global.ai

Tel: +1 (917) 270-0792